THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO, AND IN ACCORDANCE WITH, RULE 144 OR RULE 144A UNDER THE ACT OR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS.

CHINA NEW ENERGY GROUP COMPANY

CONVERTIBLE NOTE DUE OCTOBER 15, 2010

$___________

Issue Date: September 14, 2010

FOR VALUE RECEIVED, China New Energy Group Company, a Delaware corporation (the "Company") hereby promises to pay in accordance with the provisions hereof to the order of ______________, a Delaware limited liability company or its successors, assigns and legal representatives (the "Holder"), the aggregate principal sum of _______________ ($___________), in lawful money of the United States of America. This Note is issued pursuant to that certain Note Purchase Agreement by and between the Company and the Holder, and the Holder and this Note are subject to the terms and entitled to the benefits of the Note Purchase Agreement. The terms used in this Note that are not defined herein, shall have the meaning as set forth in the Note Purchase Agreement.

ARTICLE I

REPAYMENT

Section 1.1         Principal.  The entire principal amount of this Note shall be due on October 15, 2010 (the “Maturity Date”).  Promptly following the payment in full of this Note, the Holder shall surrender this Note to the Company for cancellation.

Section 1.2         Stock Issuance.  If this Note is repaid in full on or before the Maturity Date, then at the time of such repayment the Company shall issue to the Holder 0.835 shares of its Series C Convertible Preferred Stock, par value $.001 per share (“Series C Preferred Stock”), subject to adjustments as set forth in Article IV herein.

ARTICLE II

CONVERSION

Section 2.1         Conversion.  If this Note is not repaid in full on or before the Maturity Date, the principal amount of this Note shall be automatically converted into 1.875 shares of Series C Preferred Stock, subject to adjustments as set forth in Article IV herein.

Section 2.2         Effect of Conversion.   Upon conversion of this Note into shares of Series C Preferred Stock, the rights of the Holder of this Note shall cease, and the Holder shall be deemed to have become the holder of record of Series C Preferred Stock.

ARTICLE III

EVENTS OF DEFAULT

Section 3.1        Event of Default.  "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)         the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under Federal bankruptcy law or any other applicable Federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company; or

(c)         the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under Federal bankruptcy law or any other applicable Federal or state law, or the consent by the Company to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of the property of the Company, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

Section 3.2         Acceleration of Note.  If an Event of Default occurs and is continuing, then and in every such case the Holder may declare the outstanding principal amount of this Note to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal shall become immediately due and payable.  At any time after the outstanding principal amount of this Note shall become immediately due and payable and before a judgment or decree for payment of the money due has been obtained, the Holder, by written notice to the Company, may rescind and annul any acceleration and its consequences.

ARTICLE IV

ADJUSTMENTS

Section 4.1         Adjustment of Conversion Shares. If the Company, at any time while this Note is outstanding, shall (a) subdivide outstanding shares of Series C Preferred Stock into a larger number of shares, or (b) combine (including by way of reverse stock split) outstanding shares of Series C Preferred Stock into a smaller number of shares, then the number of shares of Series C Preferred Stock issuable to the Holder pursuant to Article I or Article II of this Note shall be multiplied by a fraction of which the numerator shall be the number of shares of Series C Preferred Stock outstanding before such event and of which the denominator shall be the number of shares of Series C Preferred Stock outstanding after such event. Any adjustment made pursuant to this Section 4.1 shall become effective immediately after the effective date of a subdivision or combination.

Section 4.2         Notice of Adjustment. The Company shall send to the Holder a notice of adjustment within ten (10) days after the effectiveness of a corporate event that gave rise to such adjustment stating the nature of the corporate event and the number of shares of Series C Preferred Stock issuable under this Note on as adjusted basis.

ARTICLE V

MISCELLANEOUS

Section 5.1         Governing Law; Jurisdiction.  This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws provisions thereof.  The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Courts of the State of New York in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in the State of New York.  The Company hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note in any court referred to above, and hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.  The Company irrevocably consents to service of process in the manner provided for notices below.  Nothing in this Agreement will affect the right of the Holder to serve process in any other manner permitted by law.

Section 5.2         Successors.  All agreements of the Company in this Note shall bind its successors and permitted assigns.  This Note shall inure to the benefit of the Holder and its permitted successors and assigns.  The Company shall not delegate any of its obligations hereunder without the prior written consent of Holder.

Section 5.3         Amendment, Modification or Waiver.  No provision of this Note may be amended, modified or waived except by an instrument in writing signed by the Company and the Holder.

Section 5.4         Legend.  This Note, and any note issued in exchange or substitution for this Note, shall bear the legend appearing on the first page hereof.

Section 5.5         Notices.  All notices and other communications in respect of this Note (including, without limitation, any modifications of, or requests, waivers or consents under, this Note) shall be given or made in writing (including, without limitation, by telecopy) at the addresses specified in the Note Purchase Agreement.  Except as otherwise provided in this Note, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

Section 5.6         Delay or Omission Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by an authorized officer thereof as of the date and year first above written.

Date: September 14, 2010.

CHINA NEW ENERGY GROUP COMPANY

By:
Name: Yang Kan Chong
Title: Chief Executive Officer